Exhibit 1.1

Execution Version

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY
AERCAP GLOBAL AVIATION TRUST

$750,000,000 4.875% Senior Notes due 2028

$750,000,000 5.375% Senior Notes due 2031

Underwriting Agreement

January 6, 2025

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Deutsche Bank Securities Inc.
1 Columbus Circle
New York, NY 10019

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019

TD Securities (USA) LLC
1 Vanderbilt Ave, 11th Floor
New York, NY 10017

as Representatives of
the several Underwriters
listed in Schedule I hereto

Ladies and Gentlemen:

AerCap Ireland Capital Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (the “Irish Issuer”), and AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “Co-Issuer” and, together with the Irish Issuer, the “Issuers”), each a subsidiary of AerCap Holdings N.V., a public limited liability company organized under the laws of the Netherlands (the “Parent”), propose, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you (collectively, the “Representatives” and each individually, a “Representative”) are acting as representatives, $750,000,000 aggregate principal amount of their 4.875% Senior Notes due 2028 (the “2028 Notes”) and $750,000,000 aggregate principal amount of their 5.375% Senior Notes due 2031 (the “2031 Notes” and, together with the 2028 Notes, the “Notes”).

The Securities (as defined below) are to be issued under an indenture, dated as of October 29, 2021 (as amended and/or supplemented from time to time prior to the date hereof, the “Base Indenture”), among the Issuers, the Parent, as guarantor (in such capacity, the “Parent Guarantor”), each of the Parent’s subsidiaries party thereto (the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a tenth supplemental indenture (the “Tenth Supplemental Indenture,” and, collectively with the Base Indenture, the “Indenture”), to be dated as of the Closing Date (as defined below).

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) on a senior unsecured basis, jointly and severally, by the Guarantors. Certain terms used herein are defined in Section 26 hereof.

This Agreement, the Indenture, the Notes and the Guarantees are collectively referred to herein as the “Transaction Documents.”

The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Act a registration statement on Form F-3 (File No. 333-282733), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 3:55 P.M., New York City time on January 6, 2025, the time when sales of the Securities were first made (the “Time of Sale”), the Issuers have prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated January 6, 2025, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Act) listed on Schedule II hereto.

The Issuers and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase of the Securities as follows:

1.          Representations and Warranties. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1, at the Time of Sale and as of the Closing Date (unless otherwise specified) that:

(a)         No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuers and the Guarantors in writing by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in paragraph 8(b) hereof.

(b)        The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Issuers and the Guarantors in writing by any Underwriter through the Representatives expressly for use in the Time of Sale Information, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in paragraph 8(b) hereof.

(c)        The Issuers and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in any such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Issuers and the Guarantors in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in paragraph 8(b) hereof.

(d)        The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Issuers. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Issuers or related to the offering has been initiated or, to the knowledge of the Issuers and the Guarantors, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Act and the Trust Indenture Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished to the Issuers in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in paragraph 8(b) hereof.

(e)        The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)         No Issuer or Guarantor is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(g)        No Issuer or Guarantor is a party to any contractual arrangement currently in effect relating to the offer, sale, distribution or delivery of the Securities or any other securities of any Issuer or Guarantor other than this Agreement and the arrangements disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(h)        No Issuer or Guarantor has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of an Issuer or Guarantor to facilitate the sale or resale of the Securities.

(i)         Each of the Irish Issuer and the Co-Issuer has been duly incorporated or formed, as applicable, and is validly existing as a designated activity company with limited liability, in the case of the Irish Issuer, or as a statutory trust, in the case of the Co-Issuer, under the laws of the jurisdiction of its incorporation or formation, with the power and authority (corporate or other) to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (where such concept exists) would not reasonably be expected to, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(j)         Each Guarantor and each Significant Subsidiary (as defined below) of the Guarantors (other than the Issuers) has been duly incorporated or formed, as applicable, and is validly existing as a private limited company, corporation or other legal entity in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or formation, with the power and authority (corporate or other) to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other similar ownership interests of the Issuers, the Guarantors (other than the Parent) and each Significant Subsidiary have been duly and validly authorized and issued, are (in jurisdictions where such concepts are recognized) fully paid and non-assessable and are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(k)        The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Description of Notes” and “Description of Debt Securities and Guarantees”, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the heading “Certain Irish, Dutch and U.S. Federal Income Tax Consequences”, insofar as they purport to constitute summaries of tax law or legal conclusions with respect thereto, fairly and accurately summarize the matters therein described in all material respects.

(l)         This Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantors; the Base Indenture has been duly authorized, executed and delivered by the Issuers and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal and valid agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, liquidation, examinership, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether such enforcement is considered in a proceeding at law or equity)); the Tenth Supplemental Indenture has been duly authorized by the Issuers and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuers and the Guarantors, will constitute a legal and valid agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, liquidation, examinership, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether such enforcement is considered in a proceeding at law or equity)), and upon the filing of the Registration Statement, the Indenture was duly qualified under the Trust Indenture Act; the Notes have been duly authorized by the Issuers, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Issuers and will constitute the legal and valid obligations of the Issuers enforceable in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, liquidation, examinership, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether such enforcement is considered in a proceeding at law or equity)); the Guarantees have been duly authorized by the Guarantors, and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Guarantees will constitute the legal and valid obligation of the Guarantors enforceable in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, liquidation, examinership, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (whether such enforcement is considered in a proceeding at law or equity)).

(m)       None of the execution, delivery or performance by the Issuers or the Guarantors of their respective obligations under the Transaction Documents or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will contravene (i) the charter, by-laws, memorandum and articles of association or similar organizational documents of the Issuers or any of the Guarantors, (ii) any agreement or other instrument binding upon the Parent or any of its subsidiaries or (iii) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Parent or any of its subsidiaries, except for, in the cases of clauses (ii) and (iii) above, such contravention that would not, singly or in the aggregate, have a Material Adverse Effect.

(n)         No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuers or the Guarantors of their respective obligations under the Transaction Documents, except such as may have been acquired or obtained (including the registration of the Securities under the Act and the qualification of the Indenture under the Trust Indenture Act) and except as may be required under the securities or blue sky laws of the various U.S. states in connection with the offer and sale of the Securities.

(o)        The audited consolidated financial statements of the Parent and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Parent and its subsidiaries as of and at the dates indicated, and the results of operations and cash flows for the periods specified. Such financial statements were prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), consistently applied for the periods specified by the Parent to its respective financial statements, except as may be stated in the related notes thereto; and all non-GAAP financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, if any, complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act. The interactive data in extensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(p)        There are no legal or governmental proceedings pending or, to the knowledge of the Issuers and the Guarantors, threatened to which the Parent or any of its subsidiaries is a party or to which any of the properties of the Parent or any of its subsidiaries is subject other than proceedings described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect and would not have a material adverse effect on the power or ability of the Parent, the Issuers or the Guarantors to perform their respective obligations under the Transaction Documents.

(q)        The Parent and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to the business of the Parent and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) and to the extent the failure to have such title or the existence of such liens, encumbrances and defects would not, singly or in the aggregate, have a Material Adverse Effect; and any real property and buildings that are material to the Parent and its subsidiaries, taken as a whole, and are held under lease by the Parent or any of its subsidiaries are held by them under legal and valid leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Parent and its subsidiaries, as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) or as would not, singly or in the aggregate, have a Material Adverse Effect.

(r)         The Parent and its subsidiaries own, lease or manage, directly or indirectly, the aircraft described in the Registration Statement, the Time of Sale Information and the Prospectus (collectively, the “Company Aircraft Portfolio”). Except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) or except as would not, singly or in the aggregate, have a Material Adverse Effect, (x) with respect to owned and leased aircraft, the Parent and its subsidiaries have, directly or indirectly, good and marketable title to or economic rights equivalent to holding good and marketable title to, or hold valid and enforceable leases in respect of, the Company Aircraft Portfolio and (y) with respect to managed aircraft, to the Issuers’ and the Guarantors’ knowledge, the management contracts of the Parent and its subsidiaries with the entities that own (or have the right to the economic benefits of ownership of) the Company Aircraft Portfolio are in full force and effect.

(s)         All of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements material to the business of the Parent and its Significant Subsidiaries, taken as a whole (collectively, the “Lease Documents”), are in full force and effect, except as would not, singly or in the aggregate, have a Material Adverse Effect; and to the Issuers’ and the Guarantors’ knowledge, no event that with the giving of notice or passage of time or both would become an event of default (as so defined) under any Lease Document has occurred, except such event of default that would not, singly or in the aggregate, have a Material Adverse Effect.

(t)         The Parent and its subsidiaries have entered into aircraft purchase agreements (the “Aircraft Purchase Documents”) and letters of intent for the purchase of aircraft consistent in all material respects with the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) the Aircraft Purchase Documents are in full force and effect and no event of default (as defined in the applicable Aircraft Purchase Document) has occurred and is continuing under any Aircraft Purchase Document, except, in each case, for such failures and events of default that would not, singly or in the aggregate, have a Material Adverse Effect.

(u)         None of the Issuers, the Guarantors or any Significant Subsidiary is in violation of or default under (i) any provision of its charter or bylaws or comparable organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Parent or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent, any of its subsidiaries or of the properties of the Parent or any of its subsidiaries, as applicable, except for, in the cases of clauses (ii) and (iii) above, such violations and defaults that would not, singly or in the aggregate, have a Material Adverse Effect. For the avoidance of doubt, when used in this Agreement the term “subsidiary” shall be limited to only those entities which are majority-owned by the Parent.

(v)         KPMG, who has audited the financial statements of the Parent and its consolidated subsidiaries as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, are independent public accountants with respect to the Parent and its consolidated subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(w)        [Reserved].

(x)        There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid to the United States, Ireland or the Netherlands or any political subdivision or taxing authority thereof in connection with (i) the execution and delivery of this Agreement, (ii) the issuance, sale or delivery of the Securities to the Underwriters or (iii) the resale and delivery by the Underwriters of the Securities in the manner contemplated by this Agreement.

(y)        The Parent and its subsidiaries have filed all applicable tax returns that are required to be filed or have requested extensions thereof (except for any failure so to file that would not, singly or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by them and any other payment, assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such payment, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been established in accordance with U.S. GAAP or as would not, singly or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(z)        The Parent and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property”), necessary to carry on the business now operated by them, except as would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Parent nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that would reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(aa)       No material labor dispute with the employees of the Parent or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto), or, to the Issuers’ and the Guarantors’ knowledge, is imminent; and the Parent is not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(bb)      The subsidiaries of the Parent are not currently prohibited, directly or indirectly, from paying any dividends to the Issuers or any of the Guarantors, from making any other distribution on their capital stock, from repaying to the Parent or any of the Guarantors any loans or advances to them from the Parent or any of the Guarantors and from transferring any of their property or assets to the Parent or any of the Guarantors, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) or as would not impair in any material respect the Issuers’ or the Guarantors’ ability to pay principal of, premium, if any, or interest on the Securities.

(cc)       Except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto), under the current laws and regulations of Ireland, all payments of principal of, premium (if any) and interest on the Securities may be paid by the Issuers to the registered holder thereof in U.S. dollars (that may be obtained through conversion of Euros) that may be freely transferred out of Ireland.

(dd)      The Parent and each of its Significant Subsidiaries, and their respective owned and leased properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) and for any such loss or risk that would not, singly or in the aggregate, have a Material Adverse Effect.

(ee)       The Parent and its subsidiaries have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus any material loss or interference with their business by fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto) or except for any such loss or interference that would not, singly or in the aggregate, have a Material Adverse Effect.

(ff)        The Parent and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal or Dutch, Irish or other non-U.S. regulatory authorities necessary to conduct their respective businesses, except as would not, singly or in the aggregate, have a Material Adverse Effect. Neither the Parent nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect and except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(gg)      The Parent and its subsidiaries are in compliance with all applicable laws, regulations or other requirements of the United States Federal Aviation Administration, the European Aviation Safety Agency and similar aviation regulatory bodies (collectively, “Aviation Laws”), and neither the Parent nor any of its subsidiaries has received any notice of a failure to comply with applicable Aviation Law, except for any failures to comply that would not, singly or in the aggregate, have a Material Adverse Effect.

(hh)      The Parent and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Parent’s most recent audited fiscal year, there has been (i) no material weakness in the Parent’s or any of the Parent’s subsidiaries’ internal control over financial reporting (whether or not remediated) and (ii) no significant change in the Parent’s or any of the Parent’s subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s or any of the Parent’s subsidiaries’ internal control over financial reporting. The Parent and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Parent in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Parent’s management as appropriate to allow timely decisions regarding required disclosure. The Parent and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ii)        The Parent and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval and (iv) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures by the Parent or any of its subsidiaries, required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) for their respective accounts, except in each of clauses (i) through (iv) as would not, singly or in the aggregate, have a Material Adverse Effect and except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(jj)        The operations of the Parent and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including (to the extent applicable) those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and applicable anti-money laundering statutes of jurisdictions where the Parent or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Issuers and the Guarantors, threatened.

(kk)       Neither the Parent nor any of its subsidiaries, nor, to the knowledge of the Issuers and the Guarantors, any of their respective directors, officers, employees, agents or Affiliates or anyone acting on their behalf, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or HM Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent or any of its subsidiaries, except as permitted by applicable law, located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibit dealings with that country or territory (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson, Zaporizhzhia, and Crimea regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”)); and, except as permitted by applicable law, the Parent and its subsidiaries will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of any Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in the imposition of Sanctions against any person (including any person participating in the transactions contemplated hereby, whether as underwriter, initial purchaser, advisor, investor or otherwise). The Parent and its subsidiaries have instituted, maintain and enforce policies and procedures reasonably designed to ensure compliance with Sanctions.

(ll)        There is and has been no failure on the part of the Parent, any of its subsidiaries or any of the Parent’s or such subsidiaries’ respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(mm)    Neither the Parent nor any of its subsidiaries, nor, to the knowledge of the Issuers and the Guarantors, any director, officer, employee, agent or Affiliate of the Parent or any of its subsidiaries, acting on behalf of the Parent or any of its subsidiaries, has taken any action, directly or indirectly, that violated or would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom (the “U.K. Bribery Act”) or other applicable anti-bribery or anti-corruption laws, including (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making or taking an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds (including to any “foreign official” (as such term is defined in the FCPA) or any political party or official thereof or any candidate for political office); or (iii) making, offering, agreeing, requesting or taking an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Parent, its subsidiaries and, to the knowledge of the Issuers and the Guarantors, its Affiliates have instituted, maintain and enforce policies and procedures designed to ensure compliance with the FCPA and the U.K. Bribery Act and other applicable anti-bribery and anti-corruption laws.

(nn)      Subsequent to the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Parent and its subsidiaries have not (A) incurred any debt for borrowed money that is material to the Parent and its subsidiaries, taken as a whole or (B) incurred any other liabilities or obligations, direct or contingent, nor entered into any transactions, in each case that are material, in the aggregate, to the Parent and its subsidiaries, taken as a whole and not in the ordinary course of business; (ii) except for purchases made pursuant to publicly announced share repurchase programs and dividends on the Parent’s ordinary shares declared and paid pursuant to the Parent’s publicly announced dividend policy, the Parent and its subsidiaries have not purchased any of their outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock; and (iii) there has not been any change in the capital stock (other than exercise of stock options or vesting of restricted stock units issued under equity incentive plans, stock option plans or restricted stock programs reported on the Parent’s Annual Report on Form 20-F for the year ended December 31, 2023 and other than cancellations of shares purchased pursuant to publicly announced share repurchase programs) of the Parent or its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(oo)       No person has the right to require the Issuers or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(pp)      None of the Issuers is an ineligible issuer and the Parent is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Securities. The Issuers have paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(qq)       Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Any certificate signed by any officer of the Guarantors or the Issuers and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Guarantor or such Issuer, as applicable, as to matters covered thereby, to each Underwriter.

2.          Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers: (a) at a purchase price of 99.012% of the principal amount of the 2028 Notes set forth opposite such Underwriter’s name in Schedule I hereto, plus accrued interest, if any, from January 13, 2025 to the Closing Date and (b) at a purchase price of 98.685% of the principal amount of the 2031 Notes set forth opposite such Underwriter’s name in Schedule I hereto, plus accrued interest, if any, from January 13, 2025 to the Closing Date.

The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

3.          Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on January 13, 2025, or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to the account specified by the Issuers. Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuers to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

4.          Offering by Underwriters.  The Issuers understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Issuers acknowledge and agree that the Underwriters may offer and sell Securities to or through any Affiliate of an Underwriter and that any such Affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(a)         Each Underwriter, severally and not jointly, represents and warrants to and agrees with the Issuers and the Guarantors that:

(i)          It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Issuers and not incorporated by reference into the Registration Statement and any press release issued by the Issuers) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule II or prepared pursuant to Section 1(c) or Section 5(c) hereof (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuers in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Schedule II hereto without the consent of the Issuers.

(ii)          It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Issuers if any such proceeding against it is initiated during the Prospectus Delivery Period (as defined below)).

(iii)        Solely in connection with the offering of the Securities, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area.  For the purposes of this clause (iii):

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(i)          a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)         a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)        not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(B)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(iv)         Solely in connection with the offering of the Securities, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For the purposes of this clause (iv):

(A)	the expression “retail investor” means a person who is one (or more) of the following:

(i)          a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(ii)         a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)          not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and

(B)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

(v)          It will only distribute the Prospectus or any other material in relation to the Securities to persons in the United Kingdom that are “qualified investors” within the meaning of the UK Prospectus Regulation that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with Relevant Persons.

(vi)         It will not offer or sell any of the Securities or take any other action with respect to the Securities in Ireland otherwise than in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No 648/2012 and all implementing measures, delegated acts and guidance in respect thereof and the provisions of the Investor Compensation Act 1998, (b) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (c) the Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any other rules made or guidelines issued under Section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (d) if applicable, the Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules made or guidelines issued under Section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

5.          Agreements. Each of the Issuers and the Guarantors agrees with each Underwriter that:

(a)        The Issuers and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Schedule II hereto) to the extent required by Rule 433 under the Act; and the Issuers will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters. The Issuers will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)        The Issuers will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)         Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Issuers will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)        The Issuers will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information pertaining thereto; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act; and (vii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)         If at any time prior to the Closing Date, any event occurs as a result of which the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Issuers and the Guarantors will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) file with the Commission (to the extent required) and supply any supplemented or amended Time of Sale Information to the several Underwriters and such dealers as the Representatives may designate without charge in such quantities as they may reasonably request.

(f)         If during the Prospectus Delivery Period, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Issuers and the Guarantors will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) file with the Commission (to the extent required) and supply any supplemented or amended Prospectus to the several Underwriters and such dealers as the Representatives may designate without charge in such quantities as they may reasonably request.

(g)        The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Parent or any of its subsidiaries be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any jurisdiction if it is not otherwise subject. The Issuers will promptly advise the Representatives of the receipt by any Issuer or any Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)        The Parent will make generally available to its security holders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Parent occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)         The Issuers will cooperate with the Representatives and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(j)         Neither the Issuers nor the Guarantors will for a period beginning from the date hereof and continuing to and including the Closing Date, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Issuer, Guarantor or any controlled Affiliate of an Issuer or Guarantor, directly or indirectly, or announce the offering, of any debt securities issued or guaranteed by any Issuer or Guarantor (other than the Securities).

(k)         Neither the Issuers nor the Guarantors will take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of a Guarantor or an Issuer to facilitate the sale or resale of the Securities.

(l)         [Reserved].

(m)       The Issuers will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(n)        The Issuers agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Transaction Documents and the fees of the Trustee; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Registration Statement, the Time of Sale Information and the Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities; (v) the admittance of the Notes to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) and to trading on the Global Exchange Market of Euronext Dublin; (vi) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (viii) any fees charged by ratings agencies for rating the Securities; (ix) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC and any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; (x) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (xi) expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities, including all expenses incurred by the Issuers; (xii) the fees and expenses of the Issuers’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; and (xiii) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder.

(o)         Each Guarantor and Issuer, jointly and severally, agrees to indemnify and hold harmless each Underwriter against any documentary, stamp or similar issuance tax, including any interest and penalties imposed thereon, on the creation, issuance and sale of the Securities pursuant to this Agreement and on the execution and delivery of this Agreement. All payments to be made by the Issuers and the Guarantors to the Underwriters pursuant to this Agreement shall be made without any withholding or deduction for or on account of any present or future taxes, duties, or governmental charges unless the Issuers or the Guarantors, as the case may be, are compelled by law to withhold or deduct such taxes, duties or charges. In that event, the Issuers or the Guarantors, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that no additional amounts shall be payable to an Underwriter with respect to taxes that arise by reason of any connection between the Underwriter and the applicable taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated by this Agreement. All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes.  Where the Issuers or the Guarantors are obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Issuers or the Guarantors, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

6.          Conditions to the Obligations of the Underwriters. The several and not joint obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuers and the Guarantors contained herein at the Time of Sale and the Closing Date, to the accuracy of the statements of the Issuers and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuers and the Guarantors of their obligations hereunder and to the following additional conditions:

(a)         No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)        The Issuers shall have requested and caused Cravath, Swaine & Moore LLP, counsel for the Issuers, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form agreed among the parties hereto.

(c)        The Issuers shall have requested and caused NautaDutilh N.V., Dutch counsel for the Issuers, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form agreed among the parties hereto.

(d)        The Issuers shall have requested and caused McCann FitzGerald LLP, Irish counsel for the Issuers, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form agreed among the parties hereto.

(e)        The Issuers shall have requested and caused Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel for the Issuers, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form agreed among the parties hereto.

(f)          The Issuers shall have requested and caused Smith, Gambrell & Russell, LLP, a Professional Corporation, California counsel for the Issuers, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form agreed among the parties hereto.

(g)        The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information and the Prospectus and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)        The Issuers shall have furnished to the Representatives a certificate of the Issuers, signed by (x) the Chairman of the Board or the Chief Executive Officer of the Parent and (y) the principal financial or accounting officer of the Parent, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, Time of Sale Information, the Prospectus and this Agreement and that:

(i)           the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Issuers and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)          since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no material adverse change or development that could reasonably be expected to, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(i)         At the Time of Sale and at the Closing Date, the Issuers shall have requested and caused KPMG to furnish to the Representatives letters, dated respectively as of the Time of Sale and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to purchasers with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that such letter shall use a “cut-off” date not earlier than three Business Days prior to the date of the letter.

(j)         [Reserved].

(k)        The Tenth Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuers, each of the Guarantors and the Trustee and the Notes shall have been duly executed and delivered by a duly authorized officer of the Issuers and duly authenticated by the Trustee.

(l)         Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Time of Sale Information (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Parent and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

(m)       The Securities shall be eligible for clearance and settlement through DTC.

(n)        Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of any Guarantor’s or Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(o)        No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantees.

(p)        Prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, on the Closing Date.

7.          Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of an Issuer or a Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuers will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.          Indemnification and Contribution.  (a) Each of the Issuers and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described in paragraph 8(b) hereof. This indemnity agreement will be in addition to any liability that the Guarantors or the Issuers may otherwise have.

(b)        Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Guarantors, the Issuers, each of their respective directors and officers and each person who controls a Guarantor or Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuers by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Issuers acknowledge that the statements set forth in (i) the last paragraph of the cover page regarding the delivery of the Securities and (ii) the third paragraph, the eighth paragraph and the ninth paragraph under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information.

(c)         Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than one local counsel in each jurisdiction in which proceedings have been brought, if not appointed by the indemnifying party or retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d)        In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Guarantors, the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand, and by the Underwriters, on the other, from the offering of the Securities; provided, however, that in no case shall any Underwriter be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Guarantors or the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Guarantors or the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Guarantors, the Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls a Guarantor or an Issuer within the meaning of either the Act or the Exchange Act and each director and officer of a Guarantor or an Issuer shall have the same rights to contribution as the Issuers and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(e)        The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified person at law or in equity.

9.          Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Guarantors or the Issuers. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Issuers shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Guarantors, the Issuers or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.        Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on The New York Stock Exchange or the Euronext Dublin shall have been suspended or materially limited or minimum prices shall have been established on such exchange; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general banking moratorium on commercial banking activities shall have been declared by the Netherlands, Ireland, U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the Netherlands, Ireland or the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Time of Sale Information and the Prospectus (in each case, exclusive of any amendment or supplement thereto).

11.        Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Guarantors, the Issuers or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, any Guarantor or Issuer, or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.        Notices. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or faxed and confirmed to the parties hereto as follows:

If to the Underwriters:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention: General Counsel
Fax: 646-291-1469

Deutsche Bank Securities Inc.
1 Columbus Circle
New York, NY 10019
Attention: Debt Capital Market Syndicate

With a copy at the same address to
Attention: General Counsel
Email: dbcapmarkets.gcnotices@list.db.com

Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Attention: Syndicate Registration
Fax: 646-834-8133

Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, NY 10019
Attention: Debt Capital Markets

TD Securities (USA) LLC 1 Vanderbilt Ave, 11th Floor
New York, NY 10017
Attention: DCM - Transaction Advisory
Email: USTransactionAdvisory@tdsecurities.com

with copies for information purposes only to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax: (212) 455-2502
Attention: David Azarkh, Esq.

If to the Issuers:

AerCap House
65 St. Stephen’s Green
Dublin D02 YX20
Ireland
Attention: Legal Department

with copies for information purposes only to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Fax: (212) 474-3700 Attention: Craig F. Arcella; Douglas Dolan

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by fax machine, if faxed; and one Business Day after being timely delivered to a next-day air courier.

13.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14.        Jurisdiction. Each of the Issuers and the Guarantors agrees that any suit, action or proceeding against a Guarantor or an Issuer brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuers and the Guarantors hereby appoints CT Corporation System, with offices at 28 Liberty Street, New York, NY, 10005 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuers and the Guarantors hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuers and the Guarantors agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any Issuer or any Guarantor. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Netherlands or Ireland.

15.        Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Guarantors, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

16.        Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.        WAIVER OF JURY TRIAL. EACH OF THE ISSUERS AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.        No Fiduciary Duty. Each of the Issuers and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of any Issuer or Guarantor and (c) the Issuers’ and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuers and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers or the Guarantors on related or other matters). Each of the Issuers and the Guarantors agrees that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any Issuer or any Guarantor, in connection with such transaction or the process leading thereto.

19.        Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of each Issuer and each Guarantor, in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuers and the Guarantors, as applicable, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any Issuer or any Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.        Waiver of Immunity. To the extent that an Issuer or Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Issuers and the Guarantors hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21.        Compliance with US Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

22.        Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)         In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

23.        Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

24.        Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.        Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

26.        Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York, Ireland or the Netherlands.

“Commission” shall mean the Securities and Exchange Commission.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)        a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Significant Subsidiary” shall mean each of the “significant subsidiaries” of the Parent (as defined in Rule 1-02 of Regulation S-X).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers, the Guarantors and the several Underwriters.

Very truly yours,

AerCap Ireland Capital Designated Activity Company

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Attorney

AerCap Global Aviation Trust

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorized Signatory

AerCap Holdings N.V.

By:	/s/ Risteard Sheridan
	Name:	Risteard Sheridan
	Title:	Authorized Signatory

AerCap Aviation Solutions B.V.

By:	/s/ Johan-Willem Dekkers
	Name:	Johan-Willem Dekkers
	Title:	For and on behalf of AerCap Group Services, B.V. Director

[AerCap - Signature Page to the Underwriting Agreement]

AerCap Ireland Limited

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Attorney

International Lease Finance Corporation

By:	/s/ Patrick Ross
	Name:	Patrick Ross
	Title:	Vice President

AerCap U.S. Global Aviation LLC

By:	/s/ Ken Faulkner
	Name:	Ken Faulkner
	Title:	Authorized Signatory

[AerCap - Signature Page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

For itself and as a Representative of the several Underwriters named in Schedule I to the foregoing Agreement

By:	CITIGROUP GLOBAL MARKETS INC.

	By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

[AerCap - Signature Page to the Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

For itself and as a Representative of the several Underwriters named in Schedule I to the foregoing Agreement

By:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Rafael Kuhn
	Name:	Rafael Kuhn
	Title:	Managing Director

By:	/s/ Shamit Saha
Name:	Shamit Saha
Title:	Director

[AerCap - Signature Page to the Underwriting Agreement]

BARCLAYS CAPITAL INC.

For itself and as a Representative of the several Underwriters named in Schedule I to the foregoing Agreement

By:	BARCLAYS CAPITAL INC.

	By:	/s/ Kenneth Chang
	Name:	Kenneth Chang
	Title:	MD

[AerCap - Signature Page to the Underwriting Agreement]

CREDIT AGRICOLE SECURITIES (USA) INC.

For itself and as a Representative of the several Underwriters named in Schedule I to the foregoing Agreement

By:	CREDIT AGRICOLE SECURITIES (USA) INC.

	By:	/s/ David C. Travis
	Name:	David C. Travis
	Title:	Managing Director

By:	/s/ Ivan Hrazdira
Name:	Ivan Hrazdira
Title:	Managing Director

[AerCap - Signature Page to the Underwriting Agreement]

TD SECURITIES (USA) LLC

For itself and as a Representative of the several Underwriters named in Schedule I to the foregoing Agreement

By:	TD SECURITIES (USA) LLC

	By:	/s/ Luiz Lanfredi
	Name:	Luiz Lanfredi
	Title:	Director

[AerCap - Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased

Citigroup Global Markets Inc.	$120,000,000	$127,500,000
Deutsche Bank Securities Inc.	$127,500,000	$120,000,000
Barclays Capital Inc.	$120,000,000	$120,000,000
Credit Agricole Securities (USA) Inc.	$120,000,000	$120,000,000
TD Securities (USA) LLC	$120,000,000	$120,000,000
Santander US Capital Markets LLC	$31,875,000	$31,875,000
MUFG Securities Americas Inc.	$28,125,000	$28,125,000
BMO Capital Markets Corp.	$18,750,000	$18,750,000
NatWest Markets Securities Inc.	$18,750,000	$18,750,000
Citizens JMP Securities, LLC	$11,250,000	$11,250,000
KeyBanc Capital Markets Inc.	$11,250,000	$11,250,000
Regions Securities LLC	$11,250,000	$11,250,000
Scotia Capital (USA) Inc.	$11,250,000	$11,250,000
Total	$750,000,000	$750,000,000

SCHEDULE II

Pricing Term Sheet

[See Attached]

PRICING SUPPLEMENT Dated January 6, 2025
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-282733
Supplementing the Preliminary Prospectus
Supplement, dated January 6, 2025, and
the Base Prospectus, dated October 18, 2024

AerCap Ireland Capital Designated Activity Company
AerCap Global Aviation Trust

$750,000,000 4.875% Senior Notes due 2028
$750,000,000 5.375% Senior Notes due 2031

Guaranteed by:
AerCap Holdings N.V.

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Pricing supplement, dated January 6, 2025 (this “Pricing Supplement”), to the Preliminary Prospectus Supplement, dated January 6, 2025 (the “Preliminary Prospectus Supplement”), and the related Base Prospectus, dated October 18, 2024 (the “Base Prospectus” and, together with the Preliminary Prospectus Supplement, including the documents incorporated by reference in the Preliminary Prospectus Supplement and the Base Prospectus, the “Prospectus”), of AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust.

This Pricing Supplement relates only to the securities described below and should only be read together with the Prospectus. This Pricing Supplement is qualified in its entirety by reference to the Prospectus. The information in this Pricing Supplement supplements the Prospectus and supersedes the information in the Prospectus to the extent inconsistent with the information in the Prospectus.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Prospectus.

Issuers:	AerCap Ireland Capital Designated Activity Company and AerCap Global Aviation Trust

Notes Offered:	4.875% Senior Notes due 2028 (the “2028 Notes”) 5.375% Senior Notes due 2031 (the “2031 Notes” and, together with the 2028 Notes, the “Notes”)

Ratings[1]:	Baa1 / BBB+ / BBB (Moody’s / S&P / Fitch)

Distribution:	SEC Registered

Trade Date:	January 6, 2025

Settlement Date:	January 13, 2025 (T+5)

We expect that delivery of the Notes will be made to investors on or about January 13, 2025, which will be the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day before the date of delivery should consult their advisors.

Principal Amount:	2028 Notes: $750,000,000 2031 Notes: $750,000,000

Maturity Date:	2028 Notes: April 1, 2028 2031 Notes: December 15, 2031

Coupon:	2028 Notes: 4.875% 2031 Notes: 5.375%

Issue Price to Public:	2028 Notes: 99.462% of the principal amount 2031 Notes: 99.310% of the principal amount

In each case, plus accrued interest, if any, from January 13, 2025

Gross Proceeds:	2028 Notes: $745,965,000 2031 Notes: $744,825,000

1 These ratings have been provided by Moody’s, S&P and Fitch. A securities rating is not a recommendation to buy, sell or hold securities, may be subject to revision or withdrawal at any time and each rating should be evaluated independently of any other rating.

Benchmark Treasury:	2028 Notes: UST 4.000% due December 15, 2027 2031 Notes: UST 4.500% due December 31, 2031

Benchmark Treasury Price:	2028 Notes: 99-04 ¾ 2031 Notes: 99-28 ¾

Benchmark Treasury Yield:	2028 Notes: 4.311% 2031 Notes: 4.517%

Spread to Benchmark Treasury:	2028 Notes: +75 basis points 2031 Notes: +98 basis points

Yield to Maturity:	2028 Notes: 5.061% 2031 Notes: 5.497%

Interest Payment Dates:	2028 Notes: April 1 and October 1, beginning on April 1, 2025 2031 Notes: June 15 and December 15, beginning on June 15, 2025

Optional Redemption:
2028 Notes: Following issuance and prior to March 1, 2028, make-whole call at T+15 basis points.  At any time on or after March 1, 2028, par call.
2031 Notes: Following issuance and prior to October 15, 2031, make-whole call at T+15 basis points.  At any time on or after October 15, 2031, par call.

Optional Tax Redemption:
If, with respect to any series of the Notes, the Issuers become obligated to pay any additional amounts as a result of any change in the law of Ireland or certain other relevant taxing jurisdictions that is announced or becomes effective on or after the date on which the Notes of such series are issued (or the date the relevant taxing jurisdiction became applicable, if later), the Issuers may redeem the Notes of such series at their option, at any time in whole but not in part, at a price equal to 100% of the principal amount of the Notes of such series being redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date and additional amounts, if any.

CUSIP / ISIN:	2028 Notes: 00774M BN4 / US00774MBN48 2031 Notes: 00774M BP9 / US00774MBP95

Other Information

Denominations:	$150,000 and integral multiples of $1,000 in excess thereof

Underwriters:
Joint Book-Running Managers:

Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Barclays Capital Inc.
Credit Agricole Securities (USA) Inc.
TD Securities (USA) LLC
Santander US Capital Markets LLC
MUFG Securities Americas Inc.
BMO Capital Markets Corp.
NatWest Markets Securities Inc.
Citizens JMP Securities, LLC
KeyBanc Capital Markets Inc.
Regions Securities LLC
Scotia Capital (USA) Inc.

_____________________________

THIS INFORMATION DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE SECURITIES OR THIS OFFERING. PLEASE REFER TO THE PROSPECTUS FOR A COMPLETE DESCRIPTION.

THE ISSUERS HAVE FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUERS HAVE FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUERS AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING CITIGROUP GLOBAL MARKETS INC., TOLL-FREE AT 1-800-831-9146, DEUTSCHE BANK SECURITIES INC., TOLL-FREE AT 1-800-503-4611, BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847, CREDIT AGRICOLE SECURITIES (USA) INC., TOLL-FREE AT 1-866-807-6030 OR TD SECURITIES (USA) LLC, TOLL-FREE AT 1-855-495-9846.

THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

THIS COMMUNICATION IS NOT INTENDED TO BE A CONFIRMATION AS REQUIRED UNDER RULE 10b-10 OF THE SECURITIES EXCHANGE ACT OF 1934. A FORMAL CONFIRMATION WILL BE DELIVERED TO YOU SEPARATELY.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER SYSTEM.